UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2024 (March 4, 2024)

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286
(Address of principal executive offices and Zip Code)

(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, par value of $0.001 per share	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2024, Viavi Solutions Inc., a Delaware corporation (the “Company”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “Code”), disclosing that the Company and the board of directors of Spirent Communications plc, a company incorporated in England and Wales (“Spirent”), had reached an agreement on the terms of a recommended cash acquisition by Viavi Solutions Acquisitions Limited, a company incorporated in England and Wales and a wholly-owned subsidiary of the Company (“Bidco”), of the entire issued and to be issued ordinary share capital of Spirent (the “Acquisition”).

In connection with the Acquisition, (i) the Company, Spirent and Bidco entered into a Co-operation Agreement, dated as of March 5, 2024 (the “Co-operation Agreement”), (ii) the Company and certain financial institutions party thereto entered into a commitment letter, dated as of March 4, 2024 (including all exhibits, annexes and schedules thereto, the “Commitment Letter”) pursuant to which such financial institutions have committed, on terms and subject to the conditions described therein, to provide certain revolving and term loan facilities to the Company, and (iii) the Company and certain affiliates of Silver Lake named therein entered into an Investment Agreement, dated as of March 5, 2024 (the “Convertible Note Investment Agreement”) in respect of $400 million aggregate principal amount of unsecured 4.00% / 4.50% Convertible Senior PIK Toggle Notes (with a maturity date to be 7.5 years from the date of issuance) (the “Notes”). In addition, the Company and certain financial institutions named therein, among others, entered into an interim facilities agreement (substantially in the form of interim facilities agreement attached to the Commitment Letter) dated March 4, 2024 (the “Interim Facilities Agreement”) in respect of certain revolving and term loan facilities as more particularly described below. The Company also entered into certain derivative transactions intended to hedge foreign currency obligations of the Company in relation to the Acquisition.

Rule 2.7 Announcement

The Acquisition will be implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act 2006 (the “UK Companies Act”). Under the terms of the Acquisition, Spirent shareholders will be entitled to receive 172.5 pence in cash (the “Per Share Price”) for each Spirent ordinary share (for an aggregate value for the entire issued and to be issued ordinary shares of Spirent of £1,005 million, or US $1,277 million based on the GBP/USD exchange rate on March 4, 2024). Prior to completion of the Acquisition, the Spirent Board of Directors is permitted to declare, and pay subject to completion of the Acquisition, a dividend of 2.5 pence per Spirent ordinary share, in lieu of a final dividend for Spirent’s fiscal year ended December 31, 2023, without deduction to the Per Share Price.

The Acquisition is expected to be completed in the second half of 2024, subject to receipt of necessary regulatory approvals. The Scheme will lapse if the Acquisition is not completed before 11:59 p.m. UK time on September 6, 2025, or such later time and/or date as the Company and Spirent may agree in writing with, if required, the consent of the UK Panel on Takeovers and Mergers (the “Panel”) and/or approval High Court of Justice in England and Wales (the “Court”) (such date, the “Long Stop Date”).

The Acquisition is conditioned upon, among other things, (i) the approval of the Scheme by Spirent shareholders at the Court Meeting and the General Meeting (as such terms are defined in the Rule 2.7 Announcement), (ii) the receipt of applicable antitrust and other regulatory clearances, and (iii) the sanction of the Scheme by the Court. The conditions to the Acquisition are set out in full in the Rule 2.7 Announcement.

The foregoing summary of the Rule 2.7 Announcement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

Co-operation Agreement

On March 5, 2024, the Company, Bidco and Spirent entered into the Co-operation Agreement in connection with the Acquisition. Pursuant to the Co-operation Agreement, among other things, (i) the Company has agreed to use all reasonable endeavors (subject to certain limitations) to satisfy the regulatory conditions in sufficient time to complete the Acquisition prior to the Long Stop Date; (ii) Spirent has agreed to co-operate with Bidco to assist the satisfaction of certain regulatory conditions; (iii) Bidco has agreed to provide Spirent with certain information and to otherwise assist with the preparation of the Scheme Document; (iv) Bidco and Spirent have agreed to certain provisions providing Bidco with the ability to effect the Acquisition by way of a takeover offer rather than the Scheme; and (v) the Company, Bidco and Spirent have agreed certain arrangements in respect of employees and the Spirent Share Plans.

The Co-operation Agreement may be terminated in a number of customary circumstances, including if the Acquisition is withdrawn or lapses, if prior to the Long Stop Date any condition to the Acquisition becomes incapable of satisfaction, if the Spirent Board of Directors withdraws its recommendation of the Acquisition or recommends a competing proposal, or if the Scheme does not become effective in accordance with its terms by the Long Stop Date or otherwise as agreed between Bidco and Spirent.

The foregoing summary of the Co-operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Co-operation Agreement, which is attached as Exhibit 2.2 hereto and incorporated by reference herein.

Irrevocable Undertakings

The Scheme is subject to the approval of Spirent shareholders in accordance with the UK Companies Act. The Company and Bidco have received irrevocable undertakings from the directors of Spirent (collectively, the “Spirent Directors”) to support the Acquisition. Pursuant to such undertakings, the Spirent Directors have agreed to vote, or procure the vote of, their entire beneficial holdings of Spirent shares in favor of the Scheme at the Court Meeting and the General Meeting of Spirent shareholders or, if the Acquisition is implemented by way of a takeover offer, the Spirent Directors have agreed that they will accept such takeover offer.

The undertakings will continue to be binding in the event that a competing offer is made for Spirent. They will cease to be binding in certain circumstances, including if (i) Bidco announces that it does not intend to make or proceed with the Acquisition, (ii) the Scheme does not become effective, is withdrawn, or lapses in accordance with its terms, or (iii) a competing offer for the entire issued share capital of Spirent becomes or is declared unconditional or, if proceeding by way of scheme of arrangement, becomes effective.

The foregoing summary of the irrevocable undertakings does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the irrevocable undertakings, the form of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Commitment Letter; Interim Facilities

The Company and certain financial institutions party thereto entered into the Commitment Letter pursuant to which such financial institutions agreed, on terms and subject to the conditions described therein, to provide to the Company (i) an $800 million senior secured 7-year term loan facility (the “Term Facility”), (ii) a $300 million senior secured cash flow term loan facility (the “Cash Flow Facility”), (iii) a $100 million senior secured revolving facility (the “Revolving Facility” and, together with the Term Facility and the Cash Flow Facility, the “Facilities”), and (iv) interim facilities consisting of a $1.1 billion interim term loan facility and a $100 million interim revolving facility, as documented and made available pursuant to the terms of the Interim Facilities Agreement as contemplated by the Commitment Letter (the “Interim Facilities”).

The Interim Facilities Agreement contains, and any definitive financing documentation for the Facilities will contain, customary representations and warranties, events of default and covenants for transactions of this type, in each case as contemplated by the Commitment Letter. The availability of the borrowings under the Facilities or the Interim Facilities (as applicable) are subject to the satisfaction (or waiver) of certain customary conditions for financings of this nature, in each case as more fully described in the Commitment Letter and/or the Interim Facilities Agreement (as applicable). Any borrowings by the Company pursuant to the Interim Facilities will be due and payable on the date that is 90 days after the initial drawing under the Interim Facilities. The availability of the Facilities and the Interim Facilities will be subject to “certain funds” provisions as described in the Commitment Letter and consistent with the Code, with such provisions applying until the end of a “certain funds period” as described in the Commitment Letter.

The Company’s obligations under the Facilities will be guaranteed, on a joint and several basis, by all of the Company’s present and future wholly-owned, domestic subsidiaries, and secured by substantially all of the assets of the Company and such subsidiaries, in each case subject to certain exceptions described in the Commitment Letter and to be set forth in the definitive documents for the Facilities.

The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter which is attached as Exhibit 10.2 hereto and incorporated by reference herein. The foregoing summary of the Interim Facilities Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Interim Facilities Agreement, which is attached as Exhibits D to the Commitment Letter and incorporated by reference herein.

Convertible Note Investment Agreement

 The Company, SLP VII CM Victor Holdings, L.P. and SLA II CM Victor Holdings, L.P. (the “Purchasers”) entered into the Convertible Note Investment Agreement relating to the issuance and sale by the Company to the Purchasers of $400 million in aggregate principal amount of the Notes. The issuance of the Notes pursuant to the Convertible Note Investment Agreement (the “Note Issuance Date”) will occur on or after the effective date of the Acquisition, as set forth in the Convertible Note Investment Agreement.

Upon the Note Issuance Date, the Purchasers will be entitled to nominate one individual (the “Purchaser Designee”) to the Company’s Board of Directors (the “Board”), who will have the right, subject to certain exceptions, to join any committee of the Board so long as he or she meets any applicable requirements for such committee. The Company will nominate for election to the Board the Purchaser Designee for so long as the Purchasers and their affiliates beneficially own 40% or more of the aggregate principal amount of Notes the Purchasers and their affiliates collectively own immediately following the Note Issuance Date.

Pursuant to the Convertible Note Investment Agreement, the Purchasers and certain of their affiliates will be subject to a standstill provision from the time the Purchasers voluntarily elects not to designate a Purchaser Designee to the Board and ending on the earlier of (1) the one-year anniversary of such date and (2) the date of consummation of a change of control transaction (the “Standstill Period”). During the Standstill Period, the Purchasers and their affiliates will not, among other things and subject to specified exceptions, (i) make, engage or participate in any solicitation of proxies; (ii) form, join, or participate in any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any securities of the Company; (iii) acquire or propose or agree to acquire beneficial ownership of shares of the Company’s common stock that exceeds the number of shares of the Company’s common stock that would have been issuable upon conversion of the initial aggregate principal amount of Notes at such time; (iv) seek to effect or facilitate certain extraordinary transactions; (v) call or seek to call any meeting of the Company’s stockholders or action by written consent, seek representation on, or removal of any directors of the Company from, the Board, solicit consents from stockholders of the Company or make a request for Company books and records; (vi) take any action in support of or make a proposal or request that constitutes controlling or changing the Board or management of the Company, any material change in the Company’s capitalization or dividend policy, a material change in management, seeking to amend the Company’s organizational documents, or cause a class of the Company’s securities to be delisted; (vii) make disparaging comments regarding the Company or its officers or directors; (viii) make public disclosures of plans or proposals regarding the Company that are inconsistent with the standstill provision; or (ix) enter into discussions or assist or encourage any third party with respect to the foregoing.

Subject to certain exceptions, for a period of 18 months after the Note Issuance Date, or earlier upon a change of control of the Company, the Purchasers will be restricted from transferring, or entering into an agreement that transfers the economic consequences of ownership of, the Notes or the shares of the Company’s common stock issuable or issued upon conversion or repurchase of the Notes.

The Purchasers, their affiliates, and their permitted transferees are also entitled to certain registration rights with respect to the Notes and the common stock issuable upon conversion or repurchase of the Notes, subject to specified limitations.

Subject to the terms of the Convertible Note Investment Agreement, the commitment under the Convertible Note Investment Agreement will terminate upon the lapsing or withdrawal, as applicable, of the Acquisition in accordance with the Code, or if the closing of the Acquisition does not occur prior to September 5, 2025, subject to an extension to November 5, 2025.

The Notes are expected to be governed by an Indenture between the Company and a trustee named therein (the “Indenture”). The Notes will bear interest, at the Company’s option, at a rate of 4.00% per annum if paid in cash or 4.50% per annum if paid as PIK interest. The interest on the Notes will be payable semi-annually in arrears. The Notes will mature on the 7.5 year anniversary of the Note Issuance Date (the “Maturity Date”), subject to earlier conversion or repurchase. Commencing on the third anniversary of the Note Issuance Date (or earlier, upon the occurrence of certain corporate events or other limited exceptions), the Notes will be convertible at the option of the holder at any time until the trading day prior to the Maturity Date.

The Notes will be the Company’s general senior unsecured obligations and rank equal in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness, and senior in right of payment to any indebtedness that is contractually subordinated to the Notes. The Notes will be guaranteed by the same subsidiaries of the Company that guarantee its outstanding 3.75% Senior Notes due 2029 or certain other debt.

Upon conversion, the principal amount of the Notes will be settled in cash, and the remainder of the conversion obligation in excess of the principal amount will be settled, at the Company’s option, in cash, shares of the Company’s common stock or a combination thereof. The initial conversion rate will be 97.8474 shares of the Company’s common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of approximately $10.22 per share representing an approximate 5.0% conversion premium based on the closing price of $9.73 per share of the Company’s common stock on March 1, 2024), subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment provided for in the Indenture as a result of certain extraordinary transactions.

With certain exceptions, upon a change in control of the Company or the failure of the Company’s common stock to be listed on certain stock exchanges (a “Fundamental Change”), the holders of the Notes may require the Company to repurchase for cash all or a portion of the Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (at the PIK interest rate) up to, but excluding, the date of repurchase. In addition, if certain events constituting Make-Whole Fundamental Changes occur, the Company will, in certain circumstances, increase the conversion rate for any Notes converted in connection with such Make-Whole Fundamental Change. The Notes will not be redeemable by the Company prior to the Maturity Date.

The Indenture will provide for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions that will be set forth in the Indenture. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

 The foregoing summary of the Convertible Note Investment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Convertible Note Investment Agreement, which is attached as Exhibit 10.3 hereto and incorporated by reference herein. The foregoing summary of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Indenture and the form of the Notes, which are attached as Exhibits A and B, respectively, to the Convertible Note Investment Agreement and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Commitment Letter, Interim Facilities and Convertible Note Investment Agreement contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

The information related to the issuance of the Notes contained in Item 1.01 under “Convertible Note Investment Agreement” of this Current Report on Form 8-K is incorporated by reference. The Company intends to offer and sell the Notes and the shares, if any, issuable upon conversion of the Notes in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, based in part on representations made by the Purchasers in the Convertible Note Investment Agreement.

Item 8.01.	Other Events.

On March 5, 2024, the Company issued a press release announcing the terms of the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Notice to Shareholders Regarding UK Disclosure Requirements

The Company directs the attention of its shareholders to certain disclosure requirements applicable to the Acquisition. The relevant disclosure requirements are set out in Rule 8 of the Code, which is published and administered by the Panel. In particular, Rule 8.3 of the Code requires that any person who is interested (directly and indirectly) in 1% or more of any class of relevant securities of any party to the offer period must make (a) an “Opening Position Disclosure” and (b) a “Dealing Disclosure” if they deal in any relevant security of any party to the offer during the offer period. Spirent’s ordinary shares are relevant securities for the purposes of this offer period.

Further information about the Panel’s disclosure regime is available at: http://www.thetakeoverpanel.org.uk/disclosure. If a Company shareholder has any questions on these disclosure requirements, the Panel’s Market Surveillance Unit can be contacted on +44 (0)20 7638 0129.

Further Information; No Offer or Solicitation

The information contained in this Current Report on Form 8-K is not intended to and does not constitute or form part of an offer to sell or subscribe for or the solicitation of an offer to buy or subscribe for, sell or solicit any securities or any proxy, vote or approval in connection with the Acquisition or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of the laws of any such jurisdiction. It is intended that the Acquisition will be implemented by way of the Scheme document to be published by Spirent in due course. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information provided pursuant to the Scheme, unless with the consent of the Panel (and to the terms of the Co-operation Agreement), Bidco elects to implement the Acquisition by way of a takeover offer that will be made in compliance with applicable laws and regulations.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K (including information incorporated by reference herein) oral statements made regarding the Acquisition, and other information published by the Company, Bidco, Spirent, and their respective subsidiaries contain statements which are, or may be deemed to be, “forward-looking statements”. Such forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which the Company, Bidco, Spirent, and their respective subsidiaries will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

Such forward-looking statements may relate to the Company’s, Bidco’s, Spirent’s, and any of their respective subsidiaries’ future prospects, developments and business strategies, the expected timing and scope of the Acquisition and other statements other than historical facts. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “will look to”, “would look to”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “synergy”, “strategy”, “goal”, “cost-saving”, “projects” “intends”, “assumes”, “may”, “will”, “shall” or “should” or their negatives or other variations or comparable terminology. Forward-looking statements may include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of the Company’s, Bidco’s, Spirent’s, or any of their respective subsidiaries’ operations and potential synergies resulting from the Acquisition; and (iii) the effects of global economic conditions and governmental regulation on Company’s, Bidco’s, Spirent’s, or any of their respective subsidiaries’ business.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that shall occur in the future. These events and circumstances include changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals. If any one or more of these risks or uncertainties materialise or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward-looking statements should, therefore, be construed in light of such factors. None of the Company, Bidco, Spirent, their respective subsidiaries, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Given these risks and uncertainties, potential investors should not place any reliance on forward-looking statements.  Specifically, statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature involve, risks, uncertainties, and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

The forward-looking statements speak only at the date of this Current Report on Form 8-K. All subsequent oral or written forward-looking statements attributable to the Company, Bidco, Spirent, their respective subsidiaries, or any of their respective associates, directors, officers, employees, or advisers are expressly qualified in their entirety by the cautionary statement above. The Company expressly disclaims any obligation to update such statements other than as required by law or by the rules of any competent regulatory authority, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
2.1	Rule 2.7 Announcement
2.2	Co-operation Agreement
10.1	Form of Irrevocable Undertaking
10.2	Commitment Letter
10.3	Investment Agreement by and among the Company, SLP VII CM Victor Holdings, L.P. and SLA II CM Victor Holdings, L.P., dated as of March 5, 2024
99.1	Press Release dated March 5, 2024
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

Date: March 5, 2024	By:	/s/ ILAN DASKAL
ILAN DASKAL Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)